UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

International Rectifier Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFORMATION REGARDING POTENTIAL PARTICIPANTS

Under the rules of the Securities and Exchange Commission, International Rectifier Corporation (the “Company”), its directors, director nominees and certain of its officers and employees are considered ‘‘participants’’ in the solicitation of proxies by the Board of Directors of the Company in connection with the 2007 annual meeting of stockholders of the Company (the “Meeting”).  Each of the participants in the solicitation is listed below, together with the amount of common stock, stock options and restricted stock units of the Company that the participant owns beneficially, directly or indirectly, as of September 5, 2008.  None of the participants owns securities of the Company of record but not beneficially.

You may receive proxy solicitation materials from Vishay Intertechnology, Inc. (“Vishay”) in connection with the Meeting, including an opposition proxy statement and proxy. OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY SENT TO YOU BY VISHAY.  The Company will file a proxy statement and WHITE proxy in connection with the Meeting.  If you have previously returned a proxy sent to you by Vishay, you will be able to revoke it by returning a completed WHITE proxy or by submitting your WHITE proxy by telephone or through the Internet in the manner that will be described in the Company’s proxy statement.

Name	Beneficial Ownership of Common Stock		Beneficial Ownership of Stock Options	Beneficial Ownership of RSUs
Richard J. Dahl	0		50,000	0

Oleg Khaykin	0		750,000	250,000

Robert S. Attiyeh	59,501	(1)	62,000	0

Mary Cranston	0		20,000	0

Thomas Lacey	0		20,000	0

Dr. James D. Plummer	53,501	(1)	47,000	0

Dr. Jack O. Vance	155,401	(1)	47,000	0

Dr. Rochus E. Vogt	106,501	(1)	47,000	0

Donald R. Dancer	158,001	(1)	184,250	0

Peter Knepper	0		0	0

Name	Beneficial Ownership of Common Stock		Beneficial Ownership of Stock Options	Beneficial Ownership of RSUs
Michael Barrow	0		75,000	25,000

Timothy Bixler	0		30,000	15,000

Portia Switzer	10,589	(1)	15,300	0

Christopher Toth	0		2,500	0

(1)          Shares listed include shares subject to stock options exercisable within 60 days following September 5, 2008: Attiyeh (56,501); Plummer (41,501); Vance (41,501); Vogt (41,501); Dancer (152,585); and Switzer (10,468).

Additional Information

International Rectifier will file a proxy statement and WHITE proxy in connection with its 2007 Annual Meeting of Stockholders. International Rectifier stockholders are strongly encouraged to read the proxy statement and the accompanying proxy when they become available, as they will contain important information, including information relating to the participants in International Rectifier’s solicitation of proxies. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by International Rectifier with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at International Rectifier’s Internet website at www.irf.com or by writing to International Rectifier Corporation, 101 North Sepulveda Boulevard, El Segundo, California 90245. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. at 1-888-605-1957.

International Rectifier will also file a Solicitation/Recommendation Statement on Schedule 14D-9 in the event Vishay Intertechnology, Inc. commences a tender offer for the outstanding shares of International Rectifier common stock. International Rectifier stockholders are strongly encouraged to read the Solicitation/Recommendation Statement when it becomes available, as it will contain important information. Stockholders will be able to obtain this Solicitation/Recommendation Statement, any amendments or supplements to the proxy statement and other documents filed by International Rectifier with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the Solicitation/Recommendation Statement and any amendments and supplements to the Solicitation/Recommendation Statement will also be available for free at International Rectifier’s Internet website at www.irf.com or by writing to International Rectifier Corporation, 101 North Sepulveda Boulevard, El Segundo, California 90245. In addition, copies of the Solicitation/Recommendation Statement may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. at 1-888-605-1957.